Exhibit 99.1
Aptiv Signs Definitive Agreement to Acquire Industry-Leading Provider of High-Voltage Busbars and Interconnect Solutions

Acquisition of Intercable Automotive Solutions broadens Aptiv's portfolio of high-voltage system solutions

DUBLIN, Sept. 13, 2022 – Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, announced today a definitive agreement to acquire an 85% equity stake in Intercable Automotive Solutions, a subsidiary of Intercable S.r.l., for €595 million, subject to customary post-closing adjustments.

Based in Bruneck, Italy with manufacturing facilities in Europe and Asia, Intercable Automotive Solutions is an industry leader and pioneer in high-voltage power distribution and high-precision connection technologies. With over €250 million in 2022 estimated sales, the business designs and manufactures innovative solutions that address the most complex challenges in vehicle electrification. Their product portfolio includes seven generations of high-voltage busbar technology, solid-state electrical centers, battery cell interconnect systems, and other high-voltage power distribution solutions. Leveraging Intercable's highly automated manufacturing processes, innovative product design, and strategic relationships with key European automotive OEMs, Aptiv will enhance its position as a global leader in vehicle architecture systems.

“Intercable Automotive Solutions is an excellent strategic fit with Aptiv's Signal & Power Solutions segment,” said Kevin Clark, Chairman and CEO of Aptiv. “The combination strengthens our position as a full system supplier for electric vehicle manufacturers. In addition, Intercable's differentiated technology design and manufacturing capabilities enable a more efficient and cost-effective vehicle assembly operation for our customers.”

“We are very excited about the opportunities ahead,” said Intercable's CEO, Klaus Mutschlechner, who will continue to lead Intercable Automotive Solutions in his current role. “Joining forces with Aptiv will enable us to bring our advanced products and technologies to customers around the world by leveraging their extensive scale and global reach.” The Mutschlechner family, who founded Intercable in 1972, will retain 15% ownership interest in the business.

The transaction is subject to regulatory approval and other customary closing conditions and is expected to close before the end of 2022. Upon completion of the transaction, Intercable Automotive will operate as a stand-alone business unit within Aptiv's Signal & Power Solutions segment. The transaction is expected to be accretive to EPS in 2023.

Advisors
Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Aptiv and Clifford Chance is serving as legal advisor. BNP Paribas is serving as exclusive financial advisor to Intercable and Advant Nctm is serving as legal advisor.

About Aptiv
Aptiv PLC is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. With more than 190,000 employees strategically located to serve customers globally, Aptiv is solving the industry's toughest challenges with scalable, intelligent platforms that accelerate the transition to software-defined electric vehicles. To learn more about the

Company's unique brain and nervous system portfolio and its commitment to sustainability, visit aptiv.com.

About Intercable Automotive Solutions
Intercable Automotive Solutions, a division of Intercable S.r.l., is a leading provider of automotive power distribution and connection technologies, with a comprehensive portfolio of insulated and over molded busbars for high voltage applications, as well as electrical centers, battery cell interconnect systems, and other power distribution technologies. For more information about Intercable, intercable.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events, certain investments and acquisitions and financial performance including the potential impact of the proposed acquisition of Intercable Automotive Solutions, a division of Intercable S.r.l. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; uncertainties posed by the COVID-19 pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company's future operations; uncertainties created by the conflict between Ukraine and Russia, its impacts to the European and global economies and our operations in each country; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company's products, including the current semiconductor supply shortage; the Company's ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

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Aptiv IR Contact:
Jessica Kourakos
jessica.kourakos@aptiv.com

Aptiv Media Relations:
mediarelations@aptiv.com